INVESTMENT COMPANY SERVICES AGREEMENT


      This Agreement, dated as of the 1st day of October, 2002, made by and between Conestoga Funds (the "Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Act"), a business trust duly organized and existing under the laws of the State of Delaware, InCap Service Company ("InCap"), a corporation duly organized under the laws of the State of Maryland, and Conestoga Capital Advisors, LLC (the "Adviser"), a limited liability company duly organized under the laws of the Commonwealth of Pennsylvania (the "Adviser") (collectively, the "Parties").

                                   WITNESSETH:

      WHEREAS, the Trust is authorized by its Trust Instrument and Bylaws to issue separate series of shares representing interests in separate investment portfolios which are identified on Schedule "C" attached hereto and which Schedule "C" may be amended from time to time by mutual agreement of the Parties; and

      WHEREAS, the Parties desire to enter into an agreement whereby InCap will provide the services to the Trust as specified herein and set forth in particular in Schedule "A" which is attached hereto and made a part hereof.

      NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and in exchange of good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

                               GENERAL PROVISIONS

      Section 1. Appointment. The Trust hereby appoints InCap as servicing agent and InCap hereby accepts such appointment. In order that InCap may perform its duties under the terms of this Agreement, the Board of Trustees of the Trust (the "Board") shall direct the officers, investment adviser, legal counsel, independent accountants and custodian of the Trust to cooperate fully with InCap and, upon request of InCap, to provide such information, documents and advice relating to the Trust which InCap requires to execute its responsibilities hereunder. In connection with its duties, InCap shall be entitled to rely, and will be held harmless by the Trust when acting in reasonable reliance, upon any instruction, advice or document relating to the Trust as provided to InCap by any of the aforementioned persons on behalf of the Trust. All fees charged by any such persons acting on behalf of the Trust will be deemed an expense of the Trust.

      Any services performed by InCap under this Agreement will conform to the requirements of:

      (a) the provisions of the Act and the Securities Act of 1933, as amended, and any rules or regulations in force thereunder;

      (b) any other applicable provision of state and federal law;

      (c) the provisions of the Trust's Trust Instrument and the Bylaws of the Trust as amended from time to time and delivered to InCap;

      (d) any policies and determinations of the Board which are communicated to InCap; and

      (e) the policies of the Trust as reflected in the Trust's Registration Statement as filed with the U.S. Securities and Exchange Commission, and as amended from time to time.

      Nothing in this Agreement will prevent InCap or any officer thereof from providing the same or comparable services for or with any other person, trust, firm or corporation. While the services supplied to the Trust may be different than those supplied to other persons, trusts, firms or corporations, InCap will provide the Trust equitable treatment in supplying services. The Trust recognizes that it will not receive preferential treatment from InCap as compared with the treatment provided to other InCap clients.

      Section 2. Duties and Obligations of InCap.

      Subject to the provisions of this Agreement, InCap will provide to the Trust the specific services as set forth in Schedule "A" attached hereto.

      Section 3. Definitions. For purposes of this Agreement:

      "Certificate" will mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement. To be effective, such Certificate shall be given to and received by the custodian and shall be signed on behalf of the Trust by any two of its designated officers, and the term Certificate shall also include instructions communicated to the custodian by InCap.

      "Custodian" will refer to that agent which provides safekeeping of the assets of the Trust.

      "Instructions" will mean communications containing instructions transmitted by electronic or telecommunications media including, but not limited to, Industry Standardization for Institutional Trade Communications, computer-to-computer interface, dedicated transmission line, facsimile transmission (which may be signed by an officer or unsigned) and tested telex.

      "Oral Instruction" will mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to InCap in person or by telephone, telegram, telecopy or other mechanical or documentary means lacking original signature, by a person or persons reasonably identified to InCap to be a person or persons so authorized by a resolution of the Board to give Oral Instructions to InCap on behalf of the Trust.

      "Shareholders" will mean the registered owners of the shares of the Trust in accordance with the share registry records maintained by InCap for the Trust.

      "Shares" will mean the issued and outstanding shares of the Trust.

      "Signature Guarantee" will mean the guarantee of signatures by an "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Eligible guarantor institutions include banks, brokers, dealers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. Broker-dealers guaranteeing signatures must be members of a clearing corporation or maintain net capital of at least $100,000. Signature guarantees will be accepted from only eligible guarantor institutions which participate in a signature guarantee program.

      "Written Instruction" will mean an authorization, instruction, approval, item or set of data or information of any kind transmitted to InCap in an original writing containing an original signature or a copy of such document transmitted by telecopy including transmission of such signature reasonably identified to InCap to be the signature of a person or persons so authorized by a resolution of the Board, or so identified by the Trust to give Written Instructions to InCap on behalf of the Trust.

      Section 4. Concerning Oral and Written Instructions

      For all purposes under this Agreement, InCap is authorized to act upon receipt of the first of any Written or Oral Instruction it receives from the Trust or its agents. In cases where the first instruction is an Oral Instruction that is not in the form of a document or written record, a confirmatory Written Instruction or Oral Instruction in the form of a document or written record shall be delivered promptly. In cases where InCap receives an Instruction, whether Written or Oral, to enter a portfolio transaction onto the Trust's records, the Trust shall cause the broker/dealer executing such transaction to send a written confirmation to the Custodian.

      InCap shall be entitled to rely on the first Instruction received from the Trust or it's authorized agents, whether Oral or otherwise. For any act or omission undertaken by InCap in compliance therewith, it shall be free of liability and fully indemnified and held harmless by the Trust, provided however, that in the event any Instruction received by InCap is countermanded by a subsequent Written or Oral Instruction received prior to acting upon such countermanded Instruction, InCap shall act upon such subsequent Written or Oral Instruction. The sole obligation of InCap with respect to any follow-up or confirmatory Written Instruction or Oral Instruction in documentary or written form shall be to make reasonable efforts to detect any discrepancy between the original Instruction and such follow-up or confirmatory Written or Oral Instruction, and to report such discrepancy to the Trust. The Trust shall be responsible and bear the expense of its taking any action, including any reprocessing, necessary to correct any discrepancy or error. To the extent such action requires InCap to act, the Trust shall give InCap specific Written Instruction as to the action required.

      The Trust will file with InCap a certified copy of each resolution of the Board authorizing execution of Written Instructions or the transmittal of Oral Instructions as provided above.

      Section 5. Indemnification.

      (a) InCap, its officers, employees, shareholders, and agents will be liable for any loss suffered by the Trust resulting from the willful misfeasance, bad faith, negligence or reckless disregard on the part of InCap in the performance of its obligations and duties under this Agreement.

      (b) Any director, officer, employee, shareholder or agent of InCap, who may be or become an officer, trustee, employee or agent of the Trust, will be deemed, when rendering services to the Trust, or acting on any business of the Trust (other than services or business in connection with InCap' duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder or agent of, or under the control or direction of InCap even though such person may be receiving compensation from InCap.

      (c) The Trust agrees to indemnify and hold InCap harmless, together with its officers, employees, shareholders and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which InCap may sustain or incur or which may be asserted against InCap by any person by reason of, or as a result of:

            (i) any action taken or omitted to be taken by InCap except claims, demands, expenses and liabilities arising from willful misfeasance, bad faith, negligence or reckless disregard on the part of InCap in the performance of its obligations and duties under this Agreement; or

            (ii) any action taken or omitted to be taken by InCap in reliance upon any Certificate, instrument, order or stock certificate or other document reasonably believed by InCap to be genuine and signed, countersigned or executed by any duly authorized person, upon the Oral Instructions or Written Instructions of an authorized person of the Trust, or upon the written opinion of legal counsel for the Trust or InCap; or

            (iii) the offer or sale of shares of the Trust to any person, natural or otherwise, which is in violation of any state or federal law.

If a claim is made against InCap as to which InCap may seek indemnity under this Section, InCap will notify the Trust promptly after receipt of any written assertion of such claim threatening to institute an action or proceeding with respect thereto and will notify the Trust promptly of any action commenced against InCap within ten (10) days after InCap has been served with a summons or other legal process. Failure to notify the Trust will not, however, relieve the Trust from any liability which it may have on account of the indemnity under this Section so long as the Trust has not been prejudiced in any material respect by such failure.

      The Trust and InCap will cooperate in the control of the defense of any action, suit or proceeding in which InCap is involved and for which indemnity is being provided by the Trust to InCap. The Trust may negotiate the settlement of any action, suit or proceeding subject to InCap's approval, which will not be unreasonably withheld. The Trust reserves the right, but not the obligation, to participate in the defense or settlement of a claim, action or proceeding with its own counsel.

      (d) The terms of this Section will survive the termination of this Agreement.

      Section 6. Representations and Warranties.

      (a) InCap represents and warrants that:

            (i) it is a corporation duly organized and existing and in good standing under the laws of the State of Maryland;

            (ii) it is empowered under applicable laws and by its Certificate of Incorporation and Bylaws to enter into and perform this Agreement;

            (iii) all requisite corporate proceedings have been taken to authorize InCap to enter into and perform this Agreement;

            (iv) it has and will continue to have access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder;

            (v) no legal or administrative proceedings have been instituted or threatened which would impair InCap's ability to perform its duties and obligations under this Agreement;

            (vi) its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of InCap or any law or regulation applicable to it;

            (vii) it is registered as a transfer agent under Section 17A(c)(2) of the Exchange Act;

            (viii) it has adopted policies and procedures reasonably designed to detect and prevent money laundering activities in compliance with applicable laws, regulations and regulatory interpretations; and

            (ix) this Agreement has been duly authorized by InCap and, when executed and delivered, will constitute a valid, legal and binding obligation of InCap, enforceable in accordance with its terms.

      (b) The Trust represents and warrants that:

            (i) it is a business trust duly organized and existing and in good standing under the laws of the State of Delaware;

            (ii) it is empowered under applicable laws and by its Trust Instrument and Bylaws to enter into and perform this Agreement;

            (iii) all requisite proceedings have been taken to authorize the Trust to enter into and perform this Agreement;

            (iv) no legal or administrative proceedings have been instituted or threatened which would impair the Trust's ability to perform its duties and obligations under this Agreement;

            (v) the Trust's entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligations of the Trust, or any law or regulation applicable to either;

            (vi) the Shares are properly registered or otherwise authorized for issuance and sale;

            (vii) this Agreement has been duly authorized by the Trust and, when executed and delivered, will constitute a valid, legal and binding obligation of the Trust, enforceable in accordance with its terms.

      (c) Delivery of Documents

      The Trust will furnish or cause to be furnished to InCap the following documents:

            (i) current Prospectus and Statement of Additional Information for each portfolio attached hereto as may be amended from time to time;

            (ii) most recent Annual Report;

            (iii) most recent Semi-Annual Report for registered investment companies on Form N-SAR;

            (iv) certified copies of resolutions of the Board authorizing the execution of Written Instructions or the transmittal of Oral Instructions and those persons authorized to give those Instructions.

         (d)      Record Keeping and Other Information

      InCap will create and maintain all records required of it pursuant to its duties hereunder and as set forth in Schedule "A" in accordance with all applicable laws, rules and regulations, including records required by Section 31(a) of the Act. All such records will be the property of the Trust and will be available during regular business hours for inspection, copying and use by the Trust. Where applicable, such records will be maintained by InCap for the periods and in the places required by Rule 31a-2 under the Act. Upon termination of this Agreement, InCap will deliver all such records to the Trust or such person as the Trust may designate.

      In case of any request or demand for the inspection of the Share records of the Trust, InCap shall notify the Trust and secure instructions as to permitting or refusing such inspection. InCap may, however, exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so.

      Section 7. Compensation.

      The Adviser agrees to pay InCap compensation for its services to the Trust, and to reimburse InCap for expenses at the rates, times, manner and amounts as set forth in Schedule "B" attached hereto and incorporated herein by reference and as will be set forth in any amendments to such Schedule "B" agreed upon in writing by the Parties. The Adviser will pay to InCap such fees for services performed by InCap upon receipt by the Adviser of an invoice and approval thereof. The Adviser will approve or contest any invoice sent by InCap within five (5) days of receipt. In addition, the Adviser agrees to reimburse InCap for any reasonable and ordinary out-of-pocket expenses paid by InCap on behalf of the Trust within five (5) calendar days of the Adviser's receipt of an invoice thereof.

      For the purpose of determining fees payable to InCap, the value of the Trust's net assets will be computed at the times and in the manner specified in the Trust's Prospectus and Statement of Additional Information then in effect.

      During the term of this Agreement, should the Trust seek services or functions in addition to those outlined below or in Schedule "A" attached hereto, a written amendment to this Agreement specifying the additional services and corresponding compensation will be executed by each of the Parties to this Agreement.

      In the event that the Adviser is more than thirty (30) days delinquent in its payments of monthly billings in connection with this Agreement (with the exception of specific amounts which may be contested in good faith by the Adviser), this Agreement may be terminated upon thirty (30) days' written notice to the Trust and the Adviser by InCap. Such notice, however, will be withdrawn immediately upon payment of the full delinquent amount. The Adviser must notify InCap in writing of any contested amounts within five (5) days of receipt of a billing for such amounts. Disputed amounts are not due and payable while they are being disputed.

      Section 8. Days of Operation.

            Nothing contained in this Agreement is intended to or will require InCap, in any capacity hereunder, to perform any functions or duties on any holiday, day of special observance or any other day on which the New York Stock Exchange ("NYSE") is closed. Functions or duties normally scheduled to be performed on such days will be performed on and as of the next succeeding business day on which the NYSE is open. Notwithstanding the foregoing, InCap will compute the net asset value of the Trust on each day required pursuant to Rule 22c-1 promulgated under the Act.

      Section 9. Acts of God, etc.

      InCap will not be liable or responsible for delays or errors caused by acts of God or by reason of circumstances beyond its control including, acts of civil or military authority, national emergencies, labor difficulties, mechanical breakdown, insurrection, war, riots, or failure or unavailability of transportation, communication or power supply, fire, flood or other catastrophe.

      In the event of equipment failures beyond InCap's control, InCap will, at no additional expense to the Adviser, take reasonable steps to minimize service interruptions but will have no liability with respect thereto. The foregoing obligation will not extend to computer terminals located outside of premises maintained by InCap. InCap has entered into and maintains in effect agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available. Upon the Trust's reasonable request, InCap shall provide supplemental information concerning the aspects of its disaster recovery and business continuity plan that are relevant to the services provided under this Agreement.

      Section 10. Anti-Money Laundering.

      The Trust acknowledges that it is a financial institution subject to the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism ("U.S.A. Patriot") Act of 2001 and the Bank Secrecy Act (collectively, the "AML Acts") and shall comply with the AML Acts and applicable regulations adopted thereunder (collectively, the "Applicable AML Laws") in all relevant respects, subject to the delegation of certain responsibilities to InCap, as provided below. In compliance with the Applicable AML Laws, the Trust has adopted an anti-money laundering program (the "AML Program") which permits the Trust to delegate by contract the implementation and operation of the program to those primary service providers on which the Trust will have to rely to meet its obligations under the Applicable AML Laws.

      The Trust hereby delegates to InCap the performance, on behalf of the Trust, of the AML services set forth in Schedule A hereto as it relates to the shareholder accounts maintained by InCap pursuant to this Agreement (the "AML Services"). InCap agrees to the foregoing delegation and agrees to perform the delegated services in accordance with the AML Program. In connection therewith, InCap agrees to maintain policies and procedures, and related internal controls, that are consistent with the AML Program and the requirement that the Trust employ procedures reasonably designed to achieve compliance with the Applicable AML Laws, including the requirement to have policies and procedures that can be reasonably expected to detect and cause the reporting of transactions under
Section 5318 of the Bank Secrecy Act.

      The Trust agrees and acknowledges that, notwithstanding the delegation provided for in the foregoing paragraph, the Trust maintains full responsibility for ensuring that the AML Program is, and shall continue to be, reasonably designed to ensure compliance with the Applicable AML Laws, in light of the particular business of the Trust, taking into account factors such as its size, location, activities and risks or vulnerabilities to money laundering.

      In connection with the foregoing delegation, the Trust also acknowledges that the performance of the anti-money laundering services enumerated in Schedule A hereto involves the exercise of discretion, which in certain circumstances may result in consequences to the Trust and its shareholders (such as in the case of the reporting of suspicious activities and the freezing of shareholder accounts). In this regard, (i) under circumstances in which the AML Program authorizes the taking of certain actions, InCap is granted the discretion to take any such action as may be authorized, and consultation with the Trust shall not be required in connection therewith unless expressly required by the AML Program, and (ii) the Trust instructs InCap that it may avail the Trust of any safe harbor from civil liability that may be available under Applicable AML Laws for making a disclosure or filing a report thereunder.

      The Trust represents and warrants that (a) the Trust has adopted the AML Program, and has appointed the Trust's AML Compliance Officer, who is an officer of the Trust; (b) the AML Program and the designation of the AML Compliance Officer have been, or will be at the next scheduled meeting of the Board, approved by the Board; (c) the delegation of certain services thereunder to InCap, as provided above, has been, or will be at the next scheduled meeting of the Board, approved by the Board; and (d) the Trust will submit any material amendments to the AML Program to InCap for InCap's review. Any amendment that would have a material impact upon the AML Services to be rendered by InCap or the responsibilities of InCap shall be subject to approval by InCap prior to adoption. The Trust's AML Compliance Officer need not be an officer of the Trust if not required by applicable laws and regulations.

      InCap represents and warrants to the Trust that it has adopted and will maintain a written program concerning the anti-money laundering services it provides to its various clients, and that its policies and procedures are reasonably adequate for it to provide the AML Services and comply with its obligations under this Amendment.

      InCap shall grant reasonable access to the Trust, the AML Compliance Officer, and regulators having jurisdiction over the Trust, to the books and records maintained by InCap as the same relates to the AML Services performed hereunder on behalf of the Trust. Records may be edited or redacted to maintain confidentiality of materials related to other clients of InCap. InCap shall make its relevant personnel available to meet with the Board concerning the AML Services at least annually or at such other intervals as may be reasonably necessary or appropriate.

      Section 11. Inspection and Ownership of Records.

      In the event of a request or demand for the inspection of the records of the Trust, InCap will use its best efforts to notify the Trust and to secure instructions as to permitting or refusing such inspection. InCap may, however, make such records available for inspection to any person in any case where it is advised in writing by its counsel that it may be held liable for failure to do so after notice to the Trust.

      InCap recognizes that the records it maintains for the Trust are the property of the Trust and will be surrendered to the Trust upon written notice to InCap as outlined under Section 11(c) below. InCap agrees to maintain the records and all other information of the Trust in a confidential manner and will not use such information for any purpose other than the performance of InCap's duties under this Agreement.

      Section 12. Duration and Termination.

      (a) The initial term of this Agreement will be for the period of one (1) year, commencing on the date hereinabove first written (the "Effective Date") and will continue thereafter subject to termination by either Party as set forth in subsection (c) below.


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

      (b) The fee schedules set forth in Schedule "B" attached hereto will be fixed for the initial term commencing on the Effective Date of this Agreement and will continue thereafter subject to their review and any adjustment.

      (c) After the initial term of this Agreement, either Party to this Agreement may give written notice to the other (the day on which the notice is received by the Party against which the notice is made shall be the "Notice Date") of a date on which this Agreement shall be terminated ("Termination Date"). The Termination Date shall be set on a day not less than sixty (60) days after the Notice Date. The period of time between the Notice Date and the Termination Date is hereby identified as the "Notice Period". Any time up to, but not later than fifteen (15) days prior to the Termination Date, the Adviser will pay to InCap such compensation as may be due as of the Termination Date and will likewise reimburse InCap for any out-of-pocket expenses and disbursements reasonably incurred or expected to by incurred by InCap up to and including the Termination Date.

      (d) In connection with the termination of this Agreement, if a successor to any of InCap's duties or responsibilities under this Agreement is designated by the Trust by written notice to InCap, InCap will promptly, on the Termination Date and upon receipt by InCap of any payments owed to it as set forth in
Section 11(c) above, transfer to the successor, at the Adviser's expense, all records which belong to the Trust and will provide appropriate, reasonable and professional cooperation in transferring such records to the named successor.

      (e) Should the Trust desire to move any of the services outlined in this Agreement to a successor service provider prior to the Termination Date, InCap shall make a good faith effort to facilitate the conversion on such prior date, however, there can be no guarantee that InCap will be able to facilitate a conversion of services prior to the end of the Notice Period.

      (f) Notwithstanding any other provisions of Paragraph 11 hereof, and after the passage of one (1) year from the effective date of this Agreement, in the event the Trust deregisters as an Investment Company with the U.S. Securities and Exchange Commission ("SEC"), this Agreement may be terminated by the Trust upon ninety (90) days written notice to InCap. The Termination Date shall be ninety (90) days after the receipt of such notice by InCap.

      (g) Notwithstanding the foregoing, this Agreement may be terminated at any time by either Party in the event of a material breach by the other Party involving negligence, willful misfeasance, bad faith or a reckless disregard of its obligations and duties under this Agreement provided that such breach shall have remained unremedied for sixty (60) days or more after receipt of written specification thereof.

      Section 13. Rights of Ownership.

      All computer programs and procedures developed to perform services required to be provided by InCap under this Agreement are the property of InCap. All records and other data except such computer programs and procedures are the exclusive property of the Trust and all such other records and data will be furnished to the Trust in appropriate form as soon as practicable after termination of this Agreement for any reason.


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

      Section 14. Amendments to Documents.

      The Trust will furnish InCap written copies of any amendments to, or changes in, the Trust's Trust Instrument, Bylaws, Prospectus or Statement of Additional Information in a reasonable time prior to such amendments or changes becoming effective. In addition, the Trust agrees that no amendments will be made to the Prospectus or Statement of Additional Information of the Trust which might have the effect of changing the procedures employed by InCap in providing the services agreed to hereunder or which amendment might affect the duties of InCap hereunder unless the Trust first obtains InCap's approval of such amendments or changes.

      Section 15. Confidentiality.

      All Parties hereto agree that any non-public information obtained hereunder concerning either Party is confidential and may not be disclosed to any other person without the consent of all Parties to this Agreement, except as may be required by applicable law or at the request of the SEC or other governmental agency. InCap agrees that it will not use any non-public information for any purpose other than performance of its duties or obligations hereunder. The obligations of the Parties under this Section will survive the termination of this Agreement. The Parties further agree that a breach of this Section would irreparably damage the other Party and accordingly agree that each of them is entitled, without bond or other security, to an injunction or injunctions to prevent breaches of this provision.

      Section 16. Notices.

      Except as otherwise provided in this Agreement, any notice or other communication required by or permitted to be given in connection with this Agreement will be in writing and will be delivered in person or sent by first class mail, postage prepaid or by prepaid overnight delivery service to the respective parties as follows:

                           If to the Trust:

                           Conestoga Funds
                           Five Tower Bridge
                           300 Barr Harbor Drive, Suite 560
                           West Conshohocken, PA  19428
                           Attention: W. Christopher Maxwell
                                      Chairman and CEO

                           with a copy to:

                           Kramer Levin Naftalis & Frankel LLP
                           919 Third Avenue
                           New York, NY  10022
                           Attention:  S. Elliott Cohan, Esq.





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

                           If to InCap:

                           InCap Service Company
                           555 North Lane, Suite 6160
                           Conshohocken, PA 19428
                           Attention: Terence P. Smith
                                      Chief Executive Officer

                           If to the Adviser:

                           Conestoga Capital Advisors, LLC
                           Five Tower Bridge
                           300 Barr Harbor Drive, Suite 560
                           West Conshohocken, PA  19428
                           Attention: William C. Martindale, Jr.
                                      Managing Partner

      Section 17. Amendment.

      No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by the Parties. This Agreement may be amended from time to time by supplemental agreement executed by the Parties and the compensation stated in Schedule "B" attached hereto may be adjusted accordingly as mutually agreed upon.

      Section 18. Counterparts.

      This Agreement may be executed in two or more counterparts, each of which when so executed will be deemed to be an original, but such counterparts will together constitute but one and the same instrument.

      Section 19. Assignment.

      This Agreement will extend to and be binding upon each of the Parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by the Trust without the written consent of InCap or by InCap or the Adviser without the written consent of the Trust which consent must be authorized or approved by a resolution by the Board of Trustees of the Trust prior to such assignment.

      Section 20. Governing Law.

      This Agreement will be governed by the laws of the Commonwealth of Pennsylvania and the exclusive venue of any action arising under this Agreement will be Montgomery County, Commonwealth of Pennsylvania.



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

      Section 21. Severability.

      If any part, term or provision of this Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions will be considered severable and not be affected and the rights and obligations of the parties will be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid, provided that the basic agreement is not thereby materially impaired.

      Section 22. Matters Relating to the Trust as a Delaware Business Trust.

      It is expressly agreed that the obligations of the Trust entered into under this Agreement shall not be binding upon any of the Trustees, shareholders, officers, agents or employees of the Trust personally, but shall bind only the Trust Property (as that term is defined in the Trust's Trust Instrument). Neither the authorization of the execution and delivery of this Agreement by the Trustees, nor the execution and delivery by an officer of the Trust, shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the Trust Property (as that term is defined in the Trust's Trust Instrument). In addition, the Trust has entered into this Agreement on behalf of those investment portfolios identified on Schedule "C" individually, and not jointly. No such investment portfolio shall have any liability for any costs or expenses incurred by any other investment portfolio, and in seeking to enforce any claim against any investment portfolio, InCap shall look to the assets of that investment portfolio and not to the assets of any other investment portfolio.

      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement, together with Schedules "A," "B" and "C", to be signed by their duly authorized officers as of the day and year first above written.

CONESTOGA FUNDS


/s/ W. Christopher Maxwell
----------------------------------
By:  W. Christopher Maxwell
        Chairman and CEO


INCAP SERVICE COMPANY


/s/ Terence P. Smith
----------------------------------
By:  Terence P. Smith
     Chief Executive Officer


CONESTOGA CAPITAL ADVISORS, LLC

----------------------------------
/s/ William C. Martindale, Jr.
By:  William C. Martindale, Jr.
     Managing Partner

                                   SCHEDULE A
                                       to
                      INVESTMENT COMPANY SERVICES AGREEMENT
                                     between
                   CONESTOGA FUNDS, INCAP SERVICE COMPANY and
                         CONESTOGA CAPITAL ADVISORS, LLC


              Accounting Services Provided by InCap Service Company

--------------------------------------------------------------------------------


o Journalize each Portfolio's investment, capital share and income and expense activities.

o Verify investment buy/sell trade tickets when received from the advisor and transmit trades to the Trust's custodian for proper settlement.

o     Maintain individual ledgers for investment securities.

o     Maintain historical tax lots for each security.

o Reconcile cash and investment balances of each Portfolio with the custodian, and provide the advisor with the beginning cash balance available for investment purposes.

o Update the cash availability throughout the day as required by the advisor.

o Post to and prepare each Portfolio's Statement of Assets and Liabilities and Statement of Operations.

o Calculate expenses payable pursuant to the Trust's various contractual obligations.

o Control all disbursements from the Trust on behalf of each Portfolio and authorize such disbursements upon instructions of the Trust.

o     Calculate capital gains and losses.

o     Determine each Portfolio's net income.

o At the Portfolio's expense, obtain security market prices or if such market prices are not readily available, then obtain such prices from services approved by the advisor, and in either case calculate the market or fair value of each Portfolio's investments.

o     Where applicable, calculate the amortized cost value of debt instruments.

o     Transmit or mail a copy of the portfolio valuations to the advisor.

o     Compute the net asset value of each Portfolio.

o Report applicable net asset value and performance data to performance tracking organizations.

o Compute each Portfolio's yields, total returns, expense ratios and portfolio turnover rate.

o Prepare and monitor the expense accruals and notify Trust management of any proposed adjustments.

o Prepare monthly financial statements, which will include, without limitation, the Schedule of Investments, the Statement of Assets and Liabilities, the Statement of Operations, the Statement of Changes in Net Assets, the Cash Statement, and the Schedule of Capital Gains and Losses.

o     Prepare monthly security transactions listings.

o     Prepare monthly broker security transactions summaries.

o Supply various Trust and Portfolio statistical data as requested on an ongoing basis.

o Assist in the preparation of support schedules necessary for completion of Federal and state tax returns.

o Assist in the preparation and filing of the Trust's annual and semiannual reports with the SEC on Form N-SAR.

o Assist in the preparation and filing of the Trust's annual and semiannual reports to shareholders and proxy statements.

o Assist with the preparation of amendments to the Trust's Registration Statements on From N-1A and other filings relating to the registration of shares.

o Monitor each Portfolio's status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended from time to time ("Code").

o Determine the amount of dividends and other distributions payable to shareholders as necessary to, among other things, maintain the qualification as a regulated investment company of each Portfolio of the Trust under the Code.

o Provide other accounting services as may be agreed upon from time to time in writing by the Trust and InCap.


Approved by the Board of Trustees:  July 17, 2002

                                   SCHEDULE A
                                       to
                      INVESTMENT COMPANY SERVICES AGREEMENT
                                     between
                   CONESTOGA FUNDS, INCAP SERVICE COMPANY and
                         CONESTOGA CAPITAL ADVISORS, LLC


        Anti-Money Laundering Services Provided by InCap Service Company
--------------------------------------------------------------------------------

o     Verify shareholder identity upon opening new accounts.

o Monitor, identify and report shareholder transactions and identify and report suspicious activities that are required to be so identified and reported, and provide other required reports to the Securities and Exchange Commission, the U.S. Treasury Department, the Internal Revenue Service or each agency's designated agent, in each case consistent with the Trust's AML Program.

o Place holds on transactions in shareholder accounts or freeze assets in shareholder accounts, as provided in the Trust's AML Program.

o Create documentation to provide a basis for law enforcement authorities to trace illicit funds.

o Maintain all records or other documentation related to shareholder accounts and transactions therein that are required to be prepared and maintained pursuant to the Trust's AML Program, and make the same available for inspection by (i) the Trust's AML Compliance Officer, (ii) any auditor of the Trust's AML Program or related procedures, policies or controls that has been designated by the Trust in writing, or (iii) regulatory or law enforcement authorities, and otherwise make said records or other documents available at the direction of the Trust's AML Compliance Officer. o Arrange for periodic reviews, at least annually, to be performed by internal auditors or other auditors chosen by InCap concerning the InCap operations related to the AML Services.

o     Perform such other related services as are required by the AML Program.

o Provide a report to the Trust's AML Compliance Officer to the following effect pertaining to the AML Services rendered by InCap hereunder during such quarterly period:

      o     performed good order review for all new and reregistered accounts;

      o     performed acceptance review for all monetary instruments received;

      o administered signature guarantee policy in accordance with prospectus requirements;

      o administered escrow hold policy in accordance with prospectus requirements;

      o     verified customer address changes;

      o verified customer identification for all new accounts and all name changes on existing accounts;

      o monitored all purchase transactions made with cash equivalents totaling in excess of $10,000, resulting in the filing of Form 8300 reports during the period. The Trust does not accept cash or currency;

      o monitored all accounts for suspicious activity resulting in the filing of Form SAR reports during the period;

      o reviewed shareholder names against lists of suspected terrorist and terrorist organizations supplied by various governmental organizations, such as the Office of Foreign Asset Control resulting in the freezing and reporting of accounts during the period;

      o created the documentation necessary to provide a basis for law enforcement authorities to trace illicit funds;

      o maintained all records and other documentation related to shareholder accounts and transactions required to be prepared and maintained pursuant to the Trust's anti-money laundering program for all InCap transfer agent services.


Approved by the Board of Trustees:  July 17, 2002

                                   SCHEDULE A
                                       to
                      INVESTMENT COMPANY SERVICES AGREEMENT
                                     between
                   CONESTOGA FUNDS, INCAP SERVICE COMPANY and
                         CONESTOGA CAPITAL ADVISORS, LLC

            Administrative Services Provided by InCap Service Company
--------------------------------------------------------------------------------

o Provide overall day-to-day Trust administrative management, including coordination of investment advisor, custodian, transfer agency, distribution and pricing and accounting services.

o     Preparation of filing of all Federal and State reports including:

      o Trust's post-effective amendments under the Securities Act of 1933 and the Investment Company Act of 1940.

      o     Form N-SAR - Semi-Annual report for Registered Investment Companies.

      o     The Trust's Annual and Semi-Annual Report.

      o     Rule 24f-2 Notice - filing regarding sale(s) of securities.

      o     Rule 17g-1 filing with the SEC regarding Fidelity Bond coverage.

      o     Ongoing monitoring and filing of State Blue Sky registrations.

o Prepare and file such reports, applications and documents as may be necessary or desirable to register the Trust's shares with the Federal and state securities authorities, and monitor the sale of Trust shares for compliance with Federal and state securities laws.

o Prepare and file reports to shareholders, including the annual report to shareholders, and coordinate mailing Prospectuses, notices, proxy statements, proxies and other reports to shareholders.

o Assist with layout and printing of shareholder communications, including Prospectuses and reports to shareholders.

o Administer contracts on behalf of the Trust with, among others, the Trust's investment advisor, custodian, transfer agent/shareholder servicing agent, distributor, and accounting services agent.

o Prepare and maintain materials for trustees/management meetings including, agendas, minutes, attendance records and minute books.

o Coordinate shareholder meetings, including assisting Trust counsel in preparation of proxy materials, preparation of minutes and tabulation of results.

o Monitor and pay Trust bills, maintain Trust budget and report budget expenses and variances to Trust management.

o Monitor the Trust's compliance with the investment restrictions and limitations imposed by the 1940 Act and state Blue Sky laws and applicable regulations thereunder, the fundamental and non-fundamental investment policies and limitations set forth in the Trust's Prospectuses and Statement of Additional Information, and the investment restrictions and limitations necessary for each Portfolio of the Trust to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, or any successor statute.

o Prepare and distribute to appropriate parties notices announcing the InCap of dividends and other distributions to shareholders.

o Provide other administrative services as may be agreed from time to time in writing by the Trust or Administrator.


Approved by the Board of Trustees:  July 17, 2002

                                   SCHEDULE A
                                       to
                      INVESTMENT COMPANY SERVICES AGREEMENT
                                     between
                   CONESTOGA FUNDS, INCAP SERVICE COMPANY and
                         CONESTOGA CAPITAL ADVISORS, LLC

    Transfer Agent, Shareholder Servicing Agent and Dividend Disbursing Agent
                   Services Provided by InCap Service Company
--------------------------------------------------------------------------------

o Examine and process new accounts, subsequent payments, liquidations, exchanges, transfers, telephone transactions, check redemptions automatic withdrawals, and wire order trades.

o     Reinvest or pay dividends and make other distributions.

o Answer investor and dealer telephone and/or written inquiries, except as otherwise agreed by the Transfer Agent and the Trust.

o     Process and confirm address changes.

o Process standard account record changes as required, i.e. Dividend Codes, etc.

o Microfilm and/or store source documents for transactions, such as account applications and correspondence.

o Perform backup withholding for those accounts in accordance with Federal regulations.

o     Solicit missing taxpayer identification numbers.

o Provide remote access inquiry to Trust records via Trust supplied hardware (Trust responsible for connection line and monthly fee).

o Maintain the following shareholder information in such a manner as the Transfer Agent shall determine:

      o     Name and address, including zip code.

      o     Balance of Shares.

      o Number of Shares, issuance date of each share outstanding and cancellation date of each share no longer outstanding, if issued.

      o     Balance of dollars available for redemption.

      o Dividend code (daily accrual, monthly reinvest, monthly cash or quarterly cash).

      o     Type of account code.

      o Establishment date indicating the date an account was opened, carrying forward pre-conversion data as available.

      o     Original establishment date for accounts opened by exchange.

      o     W-9 withholding status and periodic reporting.

      o     State of residence code.

      o Social security or taxpayer identification number, and indication of certification.

      o Historical transactions on the account for the most recent 18 months, or other period as mutually agreed to from time to time.

      o Indication as to whether phone transaction can be accepted for this account. Beneficial owner code, i.e. male, female, joint tenant, etc.

o     Provide the following reports and statements:

      o Prepare daily journals for Trust reflecting all shares and dollar activity for the previous day.

      o Supply information monthly for Trust's preparation of Blue Sky reporting.

      o Supply monthly purchase, redemption and liquidation information for use in Trust's N-SAR report.

      o     Provide monthly average daily balance reports for the Trust.

      o Prepare and mail copies of summary statements to dealers and investment advisors.

      o     Mail transaction confirmation statements daily to investors.

      o Address and mail four periodic financial reports (material must be adaptable to Transfer Agent's mechanical equipment as reasonably specified by the Transfer Agent).

      o     Mail periodic statement to investors.

      o Compute, prepare and furnish all necessary reports to governmental authorities: Forms 1099R, 1099DIV, 1099B, 1042 and 1042S.

      o Enclose various marketing material as designated by the Trust in statement mailings, i.e. monthly and quarterly statements (material must be adaptable to mechanical equipment as reasonably specified by the Transfer Agent).

o     Prepare and mail confirmation statements to dealers daily.

o     Prepare certified list of stockholders for proxy mailing.

Approved by the Board of Trustees:  July 17, 2002

                                   SCHEDULE B
                                       to
                      INVESTMENT COMPANY SERVICES AGREEMENT
                                     between
                   CONESTOGA FUNDS, INCAP SERVICE COMPANY and
                         CONESTOGA CAPITAL ADVISORS, LLC

      Compensation Schedule for Services Provided by InCap Service Company
--------------------------------------------------------------------------------
                                    Per Fund
                                    --------

         0.20%    on first $25 million  of average annual assets
         0.15%    on next $25 million of average annual assets
         0.10%    on next $50 million of average annual assets
         0.075%   on next $300 million of average annual assets
         0.03%    thereafter

Transfer Agent/Shareholder Services:
                  $ 12.00  per Shareholder Account

Minimum annual fees:
                  $ 40,000

Plus out-of-pocket expenses to include, but not limited to: wire fees, check processing charges, bank service charges, printing, copying, postage, courier, account statement/ confirmation (including programming costs for specialized statements/ confirmations), portfolio price quotation service, corporate action services, asset allocation charges, travel, telephone, registration fees, and other standard miscellaneous items.

                   Additional classes of shares per Portfolio

Each category of fee ( including annual minimums) increases by 50% for the second class of shares per portfolio, and by 25% for each additional class of shares per portfolio.




Approved by the Board of Trustees:  July 17, 2002

                                   SCHEDULE C
                                       to
                      INVESTMENT COMPANY SERVICES AGREEMENT
                                     between
                   CONESTOGA FUNDS, INCAP SERVICE COMPANY and
                         CONESTOGA CAPITAL ADVISORS, LLC

Funds covered by this Agreement:

         Conestoga Small Cap Fund








Approved by the Board of Trustees:  July 17, 2002